Adopted 10/17/96
                                                                Amended 07/16/98
                                                                ----------------
                                                                Amended 02/11/99
                                                                ----------------

                                     BYLAWS
                                     ------

                                       OF
                                       --

                         THE BLACK & DECKER CORPORATION
                         ------------------------------

                                    ARTICLE I
                                    ---------

                                  Stockholders
                                  ------------

SECTION 1.        Annual Meeting.
                  --------------

     The annual meeting of stockholders shall be held on the last Tuesday in April of each year or on such day within 15 days thereof and at such time and at such place as the Board of Directors may by resolution provide for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws.

     To be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof that is received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days nor more than 110 days prior to the meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be so received not later than the close of business on the 10th day following the day on which the notice of the date of the annual meeting was mailed or the public disclosure was made, whichever first occurred. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this section, provided, however, that nothing in this section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

     The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article, and if the Chairman should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SECTION 2.        Special Meetings.
                  ----------------
     Special meetings of the stockholders may be called at any time for any purpose or purposes by the Chief Executive Officer, by a majority of the Board of Directors, or by a majority of the Executive Committee. Special meetings of the stockholders shall be called forthwith by the Chairman of the Board, by the President, or by the Secretary of the Corporation upon the written request of stockholders entitled to cast a majority of all votes entitled to be cast at the special meeting. A written request that a special meeting be called shall state the purpose or purposes of the meeting and the matters proposed to be acted on at the meeting. However called, notice of the meeting shall be given to each stockholder and shall state the purpose or purposes of the meeting. No business other than that stated in the notice shall be transacted at any special meeting.

SECTION 3.        Place of Meetings.
                  -----------------

     All meetings of stockholders shall be held at the principal offices of the Corporation at Towson, Baltimore County, Maryland, or at such other location in the United States of America as the Board of Directors may provide in the notice of the meeting.

SECTION 4.        Notice of Meetings.
                  ------------------

     Written or printed notice of each meeting of the stockholders shall be delivered to each stockholder by leaving the notice with the stockholder at the stockholder's residence or usual place of business, or by mailing it, postage prepaid and addressed to the stockholder at the stockholder's address as it appears upon the records of the Corporation. The notice shall be delivered or mailed not more than 90 nor less than 20 days before the meeting, and shall state the place, day, and hour at which the meeting is to be held. No notice of any meeting of the stockholders need be given to any stockholder who attends the meeting in person or by proxy, or to any stockholder who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives notice.

SECTION 5.        Quorum.
                  ------

     At any meeting of stockholders the presence in person or by proxy of the holders of record of a majority of the shares of stock entitled to vote at the meeting shall constitute a quorum. In the absence of a quorum, the stockholders entitled to vote who shall be present in person or by proxy at any meeting (or adjournment thereof) may, by a majority vote and without further notice, adjourn the meeting from time to time, but not for a period of over thirty days at any one time, until a quorum shall attend. At any adjourned meeting at which a quorum shall be present, any business may be transacted that could have been transacted if the meeting had been held as originally scheduled.

SECTION 6.        Conduct of Meetings.
                  -------------------

     Meetings of stockholders shall be presided over by the Chairman of the Board of Directors of the Corporation or, in the Chairman's absence, by the Vice Chairman of the Board, or if both of such officers are absent, by the President of the Corporation. The Secretary of the Corporation shall act as secretary of meetings of the stockholders and in the Secretary's absence, the records of the proceedings shall be kept and authenticated by such other person as may be appointed for that purpose at the meeting by the presiding officer. To participate in a meeting, stockholders must be present in person or by proxy; stockholders may not participate by means of a conference telephone or other communications equipment. The rules contained in the current edition of Robert's Rules of Order Newly Revised shall govern in all cases to which they are applicable and in which they are not inconsistent with these Bylaws and any special rules of order that the meeting may adopt.

SECTION 7.        Approval of Minutes.
                  -------------------

     The minutes of all meetings of stockholders shall be corrected and approved by a committee of directors designated by the Board and if none is designated, by the Organization Committee. At a subsequent meeting of stockholders, a synopsis of the minutes shall be read for information at the request of the presiding officer or any stockholder.

SECTION 8.        Proxies.
                  -------

     Stockholders may vote either in person or by proxy, but no proxy that is dated more than 11 months before the meeting at which it is offered shall be accepted unless the proxy shall on its face name a longer period for which it is to remain in force. Each proxy shall be in writing and signed by the stockholder, or by the stockholder's duly authorized agent, and shall be dated. The proxy need not be sealed, witnessed or acknowledged. Proxies shall be filed with the Secretary of the Corporation at or before the meeting.

SECTION 9.        Voting.
                  ------

     Except as otherwise provided in the charter of the Corporation, at all meetings of stockholders, each holder of shares of Common Stock shall be entitled to one vote for each share of stock of the Corporation registered in the stockholder's name upon the books of the Corporation on the date fixed by the Board of Directors as the record date for the determination of stockholders entitled to vote at the meeting. Except as otherwise provided in the charter of the Corporation, all elections and matters submitted to a vote at meetings of stockholders shall be decided by a majority of all votes cast in person or by proxy, unless more than a majority of the votes cast is required by statute, by charter, or by these Bylaws. If the presiding officer shall so determine, a vote by ballot may be taken upon any election or matter, and the vote shall be so taken upon the request of the holders of ten percent of the stock present and entitled to vote on the election or matter. If the presiding officer shall so determine, the votes on all matters to be voted upon by ballot may be postponed to be voted on at the same time or on a single ballot.

SECTION 10.       Inspectors of Elections.
                  -----------------------

     One or more inspectors may be appointed by the presiding officer at any meeting. If so appointed, the inspector or inspectors shall open and close the polls, receive and take charge of the proxies and ballots, decide all questions as to the qualifications of voters and the validity of proxies, determine and report the results of elections and votes on matters before the meeting, and do such other acts as may be proper to conduct the election and the vote with fairness to all stockholders.

SECTION 11.       List of Stockholders.
                  --------------------

     Prior to each meeting of the stockholders, the Secretary of the Corporation shall prepare, as of the record date fixed by the Board of Directors with respect to the meeting, a full and accurate list of all stockholders entitled to vote at the meeting, indicating the number of shares and class of stock held by each. The Secretary shall be responsible for the production of that list at the meeting.

                                   ARTICLE II
                                   ----------

                               Board of Directors
                               ------------------

SECTION 1.        Powers.
                  ------

     The property, business, and affairs of the Corporation shall be managed by the Board of Directors of the Corporation. The Board of Directors may exercise all the powers of the Corporation, except those conferred upon or reserved to the stockholders by statute, by charter or by these Bylaws. The Board of Directors shall keep minutes of each of its meetings and a full account of all of its transactions.

SECTION 2.        Number of Directors.
                  -------------------

     The number of directors of the Corporation shall be 14 or such lesser number not less than eight as may from time to time be determined by the vote of three-fourths of the entire Board of Directors. However, the tenure of Office of a director shall not be affected by any change in number.

SECTION 3.        Nomination of Directors.
                  -----------------------

     Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors at a meeting of stockholders. Nominations of persons for election as Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this section. Nominations, other than those made by or at the direction of the Board, shall be made pursuant to written notice delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days nor more than 110 days prior to the meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be so received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure was made, whichever first occurred. The notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and
(iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Rule 14a under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice (i) the name and record address of stockholder and
(ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of the proposed nominee to serve as Director of the Corporation.

     The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the presiding officer shall so determine and shall so declare to the meeting, the defective nomination shall be disregarded.

SECTION 4.        Election.
                  --------

     Except as hereinafter provided, the members of the Board of Directors shall be elected each year at the annual meeting of stockholders by the vote of the holders of record of a majority of the shares of stock present in person or by proxy and entitled to vote at the meeting. Each director shall hold office until the next annual meeting of stockholders held after his or her election and until his or her successor shall have been duly elected and qualified, or until death, or until he or she shall have resigned, or shall have been removed as hereinafter provided. Each person elected as director of the Corporation shall qualify as such by written acceptance or by attendance at and participation as a director in a duly called meeting of the Board of Directors.

SECTION 5.        Removal.
                  -------

     At a duly called meeting of the stockholders at which a quorum is present, the stockholders may, by vote of the holders of a majority of the votes entitled to be cast at the meeting, remove with or without cause any director or directors from office, and may elect a successor or successors to fill any resulting vacancy for the remainder of the term of the director so removed.

SECTION 6.        Vacancies.
                  ---------

     If any director shall die or resign, or if the stockholders shall remove any director without electing a successor to fill the remaining term, that vacancy may be filled by the vote of a majority of the remaining members of the Board of Directors, although a majority may be less than a quorum. Vacancies in the Board created by an increase in the number of directors may be filled by the vote of a majority of the entire Board as constituted prior to the increase. A director elected by the Board of Directors to fill any vacancy, however created, shall hold office until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified.

SECTION 7.        Meetings.
                  --------

     Immediately after each annual meeting of stockholders at which a Board of Directors shall have been elected, the Board of Directors shall meet, without notice, for the election of an Executive Committee of the Board of Directors, for the election of officers of the Corporation, and for the transaction of other business. Other regular meetings of the Board of Directors shall be held in the months of February, July, October and December on the day and at the time designated by the Chief Executive Officer. Special meetings of the Board of Directors may be called at any time by the Chief Executive Officer or by any two directors. Regular and special meetings of the Board of Directors may be held at such place, in or out of the State of Maryland, as the Board may from time to time determine.

SECTION 8.        Notice of Meetings.
                  ------------------

     Except for the meeting immediately following the annual meeting of stockholders, notice of the place, day and hour of a regular meeting of the Board of Directors shall be given in writing to each director not less than three days prior to the meeting and delivered to the director or to the director's residence or usual place of business, or by mailing it, postage prepaid and addressed to the director at his or her address as it appears upon the records of the Corporation. Notice of special meetings may be given in the same way, or may be given personally, by telephone, or by telegraph or facsimile message sent to the director's home or business address as it appears upon the records of the Corporation, not less than one day prior to the meeting. Unless required by these Bylaws or by resolution of the Board of Directors, no notice of any meeting of the Board of Directors need state the business to be transacted at the meeting. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives notice.

SECTION 9.        Quorum.
                  ------

     A majority of the Board of Directors shall constitute a quorum for the transaction of business at meetings of the Board of Directors. Except as otherwise provided by statute, by charter, or by these Bylaws, the vote of a majority of the directors present at a duly constituted meeting shall be sufficient to pass any measure, and such decision shall be the decision of the Board of Directors. In the absence of a quorum, the directors present, by majority vote and without further notice, may adjourn the meeting from time to time until a quorum shall be present. The Board of Directors may also take action or make decisions by any other method which may be permitted by statute, by charter, or by these Bylaws.

SECTION 10.       Presumption of Assent.
                  ---------------------

     A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director announces his or her dissent at the meeting, and (a) the dissent is entered in the minutes of the meeting, (b) before the meeting adjourns the director files with the person acting as the secretary of the meeting a written dissent to the action, or (c) the director forwards a written dissent within 24 hours after the meeting is adjourned by registered or certified mail to the Secretary of the Corporation. The right to dissent does not apply to a director who voted in favor of the action or who failed to announce his or her dissent at the meeting.A director may abstain from voting on any matter before the meeting by so stating at the time the vote is taken and by causing the abstention to be recorded or stated in writing in the same manner as provided above for a dissent.

SECTION 11.       Compensation.
                  ------------

     Each director shall be entitled to receive such remuneration as may be fixed from time to time by the Board of Directors. However, no director who receives a salary as an officer or employee of the Corporation or of any subsidiary thereof shall receive any remuneration as a director or as a member of any committee of the Board of Directors. Each director may also receive reimbursement for the reasonable expenses incurred in attending the meetings of the Board of Directors, the meetings of any committee thereof, or otherwise in connection with attending to the affairs of the Corporation.


                                   ARTICLE III
                                   -----------

                                   Committees
                                   ----------

SECTION 1.        Executive Committee.
                  -------------------

     At its first meeting after the annual meeting of the stockholders, the Board of Directors shall elect an Executive Committee consisting of at least five members of the Board, of whom the Chairman of the Board, if any, shall be one. The Board shall designate a Chairman of the Committee who shall serve as Chairman of the Committee at the pleasure of the Board. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all powers in the management and direction of the business and affairs of the Corporation except as limited by the Maryland

General Corporation Law or by resolution of the Board of Directors. All action taken by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision and alteration by the Board, provided that no rights of third parties may be adversely affected by any revision or alteration. Delegation of authority to the Executive Committee shall not relieve the Board of Directors or any director of any responsibility imposed by law or statute or by charter.

SECTION 2.        Other Committees.
                  ----------------

     From time to time the Board of Directors by resolution adopted by the affirmative vote of a majority of the members of the entire Board may provide for and appoint other committees to have the powers and perform the duties assigned to them by the Board of Directors. These committees may include, but are not limited to, an Organization Committee, a Finance Committee, and an Audit Committee.

SECTION 3.        Meetings of Committees.
                  ----------------------

     Each Committee of the Board of Directors shall fix its own rules of procedure, and shall meet as provided by those rules or by resolution of the Board, or at the call of the chairman or any two members of the committee. A majority of each committee shall constitute a quorum thereof, and in every case the affirmative vote of a majority of the entire committee shall be necessary to take any action. Each committee may also take action by any other method that may be permitted by statute, by charter, or by these Bylaws. In the event a member of a committee fails to attend any meeting of the committee, the other members of the committee present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of the absent member. Regular minutes of the proceedings of each committee and a full account of all its transactions shall be kept in a book provided for the purpose, except that the Organization Committee shall not be required to keep minutes. Vacancies in any committee of the Board of Directors shall be filled by the Board of Directors.

                                   ARTICLE IV
                                   ----------

                                    Officers
                                    --------

SECTION 1.        Election and Tenure.
                  -------------------

     The Board of Directors may elect a Chairman and a Vice Chairman from among the directors. The Board of Directors shall elect a President, a Treasurer and a Secretary, and one or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers with such powers and duties as the Board may designate, none of whom need be a director. Each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election and until a successor shall have been duly chosen and qualified or until he or she shall have resigned or been removed. All elections to office shall be by a majority vote of the entire Board of Directors.

SECTION 2.        Chairman of the Board.
                  ---------------------

     The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors at which he or she shall be present. The Chairman shall have such other powers and perform such other duties as from time to time may be assigned by the Board of Directors.

SECTION 3.        Vice Chairman of the Board.
                  --------------------------

     The Vice Chairman of the Board, in the absence of the Chairman of the Board, shall preside at all meetings of stockholders and the Board of Directors. (In the absence of the Chairman and the Vice Chairman, the Board of Directors shall elect a chairman of the meeting.) The Vice Chairman shall have such other powers and perform such other duties as from time to time may be assigned by the Board of Directors or by the Chairman of the Board.

SECTION 4.        President.
                  ---------

     The President shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors and the Executive Committee, shall have general charge and supervision of the Corporation's business, affairs, and properties. The President shall have authority to sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments. The President may sign, with the Secretary or the Treasurer, stock certificates of the Corporation. In the absence of the Chairman and the Vice Chairman of the Board, the President shall preside at meetings of stockholders. In general, the President shall perform all the duties ordinarily incident to the office of a president of a corporation, and such other duties as, from time to time, may be assigned by the Board of Directors or by the Executive Committee.

SECTION 5.        Vice Presidents.
                  ---------------

     Each Vice President, which term shall include any Executive Vice President or Group Vice President, shall have the power to sign and execute, unless otherwise provided by resolution of the Board of Directors, all contracts or other obligations in the name of the Corporation in the ordinary course of business, and with the Secretary, or with the Treasurer, or with an Assistant Secretary, or with an Assistant Treasurer, may sign stock certificates of the Corporation. At the request of the President or in the President's absence or during the President's inability to act, the Vice President or Vice Presidents shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there is more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if the determination is not made by the Board, the President may make the determination. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be assigned by the Board of Directors or by the President. For purposes of this Article IV, Section 5, the term Vice President does not include a Vice President appointed pursuant to
Article IV, Section 9.

SECTION 6.        Secretary.
                  ---------

     The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors, and of the Executive Committee, including all the votes taken at the meetings, and record them in books provided for that purpose. The Secretary shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by statute. The Secretary shall be the custodian of the records and of the corporate seal of the Corporation. The Secretary may affix the corporate seal to any document executed on behalf of the Corporation, and may attest the same. The Secretary may sign, with the President or a Vice President, stock certificates of the Corporation. In general, the Secretary shall perform all duties ordinarily incident to the office of a secretary of a corporation, and such other duties as, from time to time, may be assigned by the Board of Directors or by the President.

SECTION 7.        Treasurer.
                  ---------

     The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies, or depositories as may be designated by the Board of Directors. The Treasurer shall maintain full and accurate accounts of all assets, liabilities and transactions of the Corporation, and shall render to the President and the Board of Directors, whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the Corporation. In general, the Treasurer shall perform all the duties ordinarily incident to the office of a treasurer of a corporation, and such other duties as, from time to time, may be assigned to him or her by the Board of Directors or by the President. The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in a sum, and with one or more sureties, satisfactory to the Board of Directors, for the faithful performance of the duties of the office and for the restoration to the Corporation in case of death, resignation, retirement or removal from office of all corporate books, papers, vouchers, moneys, and other properties of whatever kind in his or her possession or under his or her control.

SECTION 8.        Subordinate Officers.
                  --------------------

     The subordinate officers shall consist of such assistant officers and agents as may be deemed desirable and as may be elected by a majority of the members of the Board of Directors. Each such subordinate officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe.

SECTION 9.        Appointed Vice Presidents.
                  -------------------------

     The Chief Executive Officer may from time to time appoint one or more Vice Presidents with such administrative powers and duties as may be designated or approved by the Chief Executive Officer. An appointed Vice President shall not be a corporate officer and may be removed by the Chief Executive Officer.

SECTION 10.       Officers Holding Two or More Offices.
                  ------------------------------------

     Any two or more of the above named offices, except those of Chairman and Vice Chairman of the Board and those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if the instrument is required by statute, by charter, by these Bylaws, or by resolution of the Board of Directors to be executed, acknowledged, or verified by two or more officers.

SECTION 11.       Compensation.
                  ------------

     The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer upon whom the power of appointing subordinate officers may have been conferred to fix the compensation of the subordinate officers.

SECTION 12.       Removal.
                  -------

     Any officer of the Corporation may be removed, with or without cause, by a vote of a majority of the entire Board of Directors, and any officer of the Corporation appointed by another officer may also be removed, with or without cause, by the appointing officer, by the Executive Committee, or by the Board of Directors.

SECTION 13.       Vacancies.
                  ---------

     A vacancy in any office because of death, resignation, removal, or any other cause shall be filled for the unexpired portion of the term by election of the Board of Directors at any regular or special meeting.


                                    ARTICLE V
                                    ---------

                                      Stock
                                      -----

SECTION 1.        Certificates.
                  ------------

     Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and kind of shares of the Corporation's stock owned by the stockholder for which full payment has been made, or for which payment is being made by installments in conjunction with a stockholder-approved option plan. Each stock certificate shall be signed by the Chairman, the President or a Vice President and countersigned by the Secretary or Treasurer or Assistant Treasurer of the Corporation. A stock certificate shall be deemed to be so signed and sealed whether the required signatures are manual or facsimile signatures and whether the seal is a facsimile seal or any other form of seal. In case any officer of the Corporation who has signed a stock certificate ceases to be an officer of the Corporation, whether because of death, resignation or otherwise, before the stock certificate is issued, the certificate may nevertheless be issued and delivered by the Corporation as if the officer had not ceased to be such officer on the date of issue.

SECTION 2.        Transfer of Shares.
                  ------------------

     Shares of stock shall be transferable only on the books of the Corporation by the holder thereof, in person or by duly authorized agent, upon the surrender of the stock certificate representing the shares to be transferred, properly endorsed. The Board of Directors shall have power and authority to make other rules and regulations concerning the issue, transfer and registration of stock certificates as it may deem expedient.

SECTION 3.        Transfer Agents and Registrars.
                  ------------------------------

     The Corporation may have one or more transfer agents and one or more registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. No stock certificate shall be valid until countersigned by a transfer agent, if the Corporation has a transfer agent in respect of that class or series of capital stock, or until registered by a registrar, if the Corporation has a registrar in respect of that class or series of capital stock. The duties of transfer agent and registrar may be combined.

SECTION 4.        New Certificates.
                  ----------------

     In case any stock certificate is alleged to have been lost, stolen, mutilated, or destroyed, the Board of Directors may authorize the issue of a new certificate in place thereof upon such terms and conditions as it may deem advisable. The Board of Directors may, in its discretion, further require the owner of the stock certificate or the owner's duly authorized agent to give bond with sufficient surety to the Corporation to indemnify it against any loss or claim which may arise by reason of the issue of a stock certificate in the place of one reportedly lost, stolen, or destroyed.

SECTION 5.        Record Dates.
                  ------------

     The Board of Directors may fix, in advance, a date as the record date for the purpose of determining those stockholders who shall be entitled to notice of, or to vote at, any meeting of stockholders, or for the purpose of determining those stockholders who shall be entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of making any other proper determination with respect to stockholders. The date shall be not more than 90 days, and in the case of a meeting of stockholders, not less than 10 days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, not to exceed in any case 20 days. When the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, the closing of the transfer books shall be at least 10 days before the date of the meeting.

SECTION 6.        Annual Report.
                  -------------

     The President of the Corporation shall annually prepare a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year. These statements shall be sent to the extent possible to each beneficial owner of the stock of the Corporation prior to or with the proxy statement and notice to stockholders of the annual meeting of stockholders. It will be submitted at the annual meeting, and within 20 days thereafter be placed on file at the Corporation's principal offices in Maryland.

                                   ARTICLE VI
                                   ----------

                              Dividends and Finance
                              ---------------------

SECTION 1.        Dividends.
                  ---------

     Subject to any statutory or charter conditions and limitations, the Board of Directors may in its discretion declare what, if any, dividends shall be paid from the surplus or from the net profits of the Corporation, the date when the dividends shall be payable, and the date for the determination of holders of record to whom the dividends shall be paid.

SECTION 2.        Depositories.
                  ------------

     The Board of Directors from time to time shall designate one or more banks or trust companies as depositories of the Corporation and shall designate those officers and agents who shall have authority to deposit corporate funds in such depositories. It shall also designate those officers and agents who shall have authority to withdraw from time to time any or all of the funds of the Corporation so deposited upon checks, drafts, or orders for the payment of money, notes and other evidences of indebtedness, drawn against the account and issued in the name of the Corporation. The signatures of the officers or agents may be made manually or by facsimile. No check or order for the payment of money shall be invalidated because a person whose signature appears thereon has ceased to be an officer or agent of the Corporation prior to the time of payment of the check or order by any depository.

SECTION 3.        Corporate Obligations.
                  ---------------------

     No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness or guaranties of the obligations of others shall be issued in the name of the Corporation unless authorized by a resolution of the Board of Directors. Such authority may be either general or specific. When duly authorized, all loans, promissory notes, acceptances, other evidences of indebtedness and guaranties shall be signed by the President, a Vice President, the Treasurer, or an Assistant Treasurer.

SECTION 4.        Fiscal Year.
                  -----------

     The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December of each year.


                                   ARTICLE VII
                                   -----------

                                Books and Records
                                -----------------

SECTION 1.        Books and Records.
                  -----------------

     The Corporation shall maintain a stock ledger which shall contain the name and address of each stockholder and the number of shares of stock of the Corporation which the stockholder holds. The ledger shall be kept at the principal offices of the Corporation in Towson, Baltimore County, Maryland, or at the offices of the Corporation's stock transfer agent. All other books, accounts, and records of the Corporation, including the original or a certified copy of these Bylaws, the minutes of all stockholders meetings, a copy of the annual statement, and any voting trust agreements on file with the Corporation, shall be kept and maintained by the Secretary at the principal offices of the Corporation in Towson.

SECTION 2.        Inspection Rights.
                  -----------------

     Except as otherwise provided by statute or by charter, the Board of Directors shall determine whether and to what extent the books, accounts, and records of the Corporation, or any of them, shall be open to the inspection of stockholders. No stockholder shall have any right to inspect any book, account, document or record of the Corporation except as conferred by statute, by charter, or by resolution of the stockholders or the Board of Directors.

                                  ARTICLE VIII
                                  ------------

                                      Seal
                                      ----

SECTION 1.        Seal.
                  ----

     The seal of the Corporation shall consist of a circular impression bearing the name of the Corporation and the word "Maryland" around the rim and in the center the word "Incorporated" and the year "1910."

                                   ARTICLE IX
                                   ----------

                                 Indemnification
                                 ---------------

SECTION 1.        Indemnification.
                  ---------------

     The Corporation to the full extent permitted by, and in the manner permissible under, the laws of the State of Maryland and other applicable laws and regulations may indemnify any person who is or was an officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or entity and shall indemnify any director of the Corporation or any director who is or was serving at the request of the Corporation as a director of another corporation or entity, who by reason of his or her position was, is, or is threatened to be made a party to an action or proceeding, whether civil, criminal, administrative, or investigative, against any and all expenses (including, but not limited to, attorneys' fees, judgments, fines, penalties, and amounts paid in settlement) actually and reasonably incurred by the director, officer, employee, or agent in connection with the proceeding. Repeal or modification of this Section or the relevant law shall not affect adversely any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.


                                    ARTICLE X
                                    ---------

                                   Amendments
                                   ----------

SECTION 1.        Amendment of Bylaws.
                  -------------------

     These Bylaws may be amended at any meeting of the stockholders by a majority of all the votes cast, provided the text of the amendment is submitted with the notice of the meeting. The Board of Directors may also amend these Bylaws by a vote of a majority of the directors present at a meeting, provided that the Board of Directors shall not consider or act on any amendment to these Bylaws that, directly or indirectly, modifies the meaning or effect of any amendment to these Bylaws adopted by the stockholders within the preceding 12-month period, or any amendment to these Bylaws that, directly or indirectly, contains substantially similar provisions to those of an amendment rejected by the stockholders within the preceding 12-month period.